As filed with the Securities and Exchange Commission on
     August 12, 1998
                                      Registration No, 333-


                 SECURITIES AND EXCHANGE COMMISSION
                      Washington, D. C. 20549

                             FORM S-8

                   REGISTRATION STATEMENT UNDER
                    THE SECURITIES ACT OF 1933


                        TECH/OPS SEVCON, INC.
                        --------------------
      (Exact name of registrant as specified in its charter)

      Delaware                                  04-2985631
      --------                                ---------------
	(State or other jurisdiction)	                (I.R.S. Employer
       of incorporation                     Identification No.)

          One Beacon Street, Boston, Massachusetts 02108
          ----------------------------------------------
             (Address of Principal Executive Offices)


                  1998 DIRECTOR STOCK OPTION PLAN
                  -------------------------------
                      (Full Title of the Plan)



                  PAUL B. ROSENBERG, TREASURER
                      Tech/Ops Sevcon, Inc.
                        One Beacon Street
                  Boston, Massachusetts 02108
                         (617) 523-2030
      -------------------------------------------------------
     (Name, address and telephone number of agent for service)


                          with copies to:

                   DAVID R. POKROSS, JR., ESQ.
                       Palmer & Dodge LLP
                        One Beacon Street
                  Boston, Massachusetts 02108
                         (617) 573-0100

                CALCULATION OF REGISTRATION FEE
--------------------------------------------------------
Title of each   Amount    Proposed    Proposed    Amount
class of        to be     maximum     maximum   registr
securities to   regist    offering   aggregate   -ation
be registered   -ered    price per    offering     fee
                          share(1)    price(1)
--------------------------------------------------------
Common Stock,    50,000    $12.31     $615,625   $181.61
$.10 par value   shares
--------------------------------------------------------
(1)	Estimated solely for the purpose of determining the
registration fee and computed pursuant to Rule 457(h) and based upon the average of the high and low sale prices on August 5, 1998 as reported by the American Stock Exchange.

                             PART I

      INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     The information required by Part I is included in the documents sent or given to participants in the 1998 Director Stock Option Plan of Tech/Ops Sevcon, Inc. (the "Registrant") pursuant to Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act").

                            PART II

       INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.
------------------------------------------------

     The Registrant is subject to the informational and reporting requirements of Sections 13(a), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). The following documents filed with the Commission are incorporated herein by reference:

     (a)  The Registrant's latest annual report filed pursuant to
Section 13(a) or 15(d) of the Exchange Act, which contains audited financial statements for the Registrant's latest fiscal year.

     (b)  All reports filed by the Registrant pursuant to Section
13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual report referred to in (a) above.

     (c) The description of the common stock of the Registrant, par value $.10 per share, (the "Common Stock"), contained in the Registrant's registration statement on Form S-4 (File No. 33-18710-01) effective November 25, 1987, including any amendment or report filed for the purpose of updating such description.

    All documents filed after the date of this Registration Statement by the Registrant pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act and prior to the filing of a post-effective amendment that indicates that all shares of Common Stock offered hereunder have been sold or which deregisters all shares of Common Stock remaining unsold shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such reports and documents.


Item 4.  Description of Securities.
----------------------------------
    Not Applicable.


Item 5.  Interests of Named Experts and Counsel
-----------------------------------------------

     The legality of the Common Stock offered hereby will be passed upon for the Registrant by Palmer & Dodge LLP, Boston,
Massachusetts.  David R. Pokross, Jr., a partner of Palmer &
Dodge LLP, is Secretary of the Registrant.


Item 6. Indemnification of Directors and Officers.
-------------------------------------------------

     Section 145 of the Delaware General Corporation Law permits the Registrant to indemnify directors and officers of the Registrant in connection with any action, suit or proceeding against them by reason of their status or service as a director or officer against expenses (including attorneys' fees), judgments, fines and settlements actually and reasonably incurred by the director or officer in connection with any such action, suit or proceeding, if (i) he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Registrant, and (ii) in the case of a criminal proceeding, he had no reasonable cause to believe his conduct was unlawful. Except as ordered by a court, no indemnification shall be made in connection with any proceeding brought by or in the right of the corporation where the person involved is adjudged to be liable to the Registrant.

     Article ELEVENTH of the Registrant's Certificate of
Incorporation provides that no director shall be personally liable to the Registrant or its stockholders for monetary damages for any breach of fiduciary duty by such director as a director, except to the extent provided by applicable law.

     Article VI of the Registrant's By-Laws provides in effect that the Registrant shall indemnify directors and officers to the fullest extent permitted by law.

     The Registrant also has agreements with certain officers and directors which affirm the Registrant's obligation to indemnify them to the fullest extent permitted by law and contain various procedural and other provisions which expand the protection afforded by the Registrant's By-Laws.

     The Registrant carries directors' and officers' insurance which covers its directors and officers against certain liabilities they may incur when acting in their capacity as directors and officers of the Registrant.

Item 7. Exemption from Registration Claimed.
-------------------------------------------------
     Not Applicable.

Item 8.  Exhibits.
-----------------
     See Exhibit Index on page 7.

Item 9.  Undertakings.
---------------------

     (a)  The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i)  To include any prospectus required by Section
10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to
Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions referred to in Item 6 hereof, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                           SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, Commonwealth of Massachusetts, on this 11th day of August, 1998.
                              TECH/OPS SEVCON, INC.

                              By: /s/ Paul B. Rosenberg
                              -----------------------------
                               Paul B. Rosenberg, Treasurer

                         POWER OF ATTORNEY

     We, the undersigned officers and directors of Tech/Ops Sevcon, Inc., hereby severally constitute and appoint Paul B. Rosenberg and David R. Pokross, Jr., and each of them singly, our true and lawful attorneys-in-fact, with full power to them in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-8 (including any post-effective amendments thereto), and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

     Signature                Title                        Date
     ---------                -----                        ----

 /s/ Matthew Boyle     President, Chief Exec-      Aug. 11, 1998
------------------         utive Officer
Matthew Boyle               and Director
                      (Principal Executive Officer)


 /s/ Paul A. McPartlin  Vice President and Chief   Aug. 11, 1998
----------------------       Financial Officer
Paul A. McPartlin        (Principal Financial and
                             Accounting Officer)

 /s/ Paul B. Rosenberg             Director        Aug. 11, 1998
--------------------------
Paul B. Rosenberg

 /s/ Herbert Roth, Jr.             Director        Aug. 11, 1998
-------------------------
Herbert Roth, Jr.

 /s/ Marvin G. Schorr              Director        Aug. 11, 1998
--------------------------
Marvin G. Schorr

 /s/ Bernard F. Start              Director        Aug. 11, 1998
--------------------------
Bernard F. Start

 /s/ David R. Steadman             Director        Aug. 11, 1998
--------------------------
David R. Steadman

 /s/ C. Vincent Vappi              Director        Aug. 11, 1998
--------------------------
C. Vincent Vappi

                          EXHIBIT INDEX
                          -------------
Exhibit
Number                     Description
------                      -----------

5.1 Opinion of Palmer & Dodge as to the legality of the securities registered hereunder.
                    Filed herewith.

23.1                Consent of Arthur Andersen LLP,
                    independent accountants.  Filed herewith.

23.2                Consent of Palmer & Dodge (contained in
                    Opinion of Palmer & Dodge filed as
                    Exhibit 5.1).

24.1 Power of Attorney (contained in the signature page hereto).

99.1                 Tech/Ops Sevcon, Inc. 1998 Director Stock
                    Option Plan. Filed as Exhibit 10 to the
                    Registrant's Quarterly Report on Form 10-Q for the Quarter ended March 28, 1998 and incorporated herein by reference

                                                      Exhibit 5.1

                       PALMER & DODGE LLP
                        One Beacon Street
                   Boston, Massachusetts 02108

Telephone:  (617) 573-0100             Facsimile:  (617) 227-4420


                           August 11,  1998

Tech/Ops Sevcon, Inc.
One Beacon Street
Boston, MA 02108

Ladies & Gentlemen:

     We are rendering this opinion in connection with the Registration Statement on Form S-8 (the "Registration Statement") filed by Tech/Ops Sevcon, Inc. (the "Company") with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933 (the "Act") on or about the date hereof. The Registration Statement relates to 50,000 shares (the "Shares") of the Company's Common Stock, $.10 par value, offered pursuant to the provisions of the Company's 1998 Director Stock Option Plan (the "Plan").

     We have acted as your counsel in connection with the preparation of the Registration Statement and are familiar with the proceedings taken by the Company in connection with the authorization of the issuance and sale of the Shares. We have examined all such documents as we consider necessary to enable us to render this opinion.

     Based upon the foregoing, we are of the opinion that when issued in accordance with the terms of the Plan and the options granted thereunder, the Shares will be duly authorized, validly issued, fully paid and nonassessable.

     We hereby consent to the filing of this opinion as part of the Registration Statement.


                                 Very truly yours,


                               /s/ Palmer & Dodge LLP

                                                     Exhibit 23.1

               CONSENT OF INDEPENDENT ACCOUNTANTS
               ----------------------------------

     We consent to the incorporation by reference in this registration statement on Form S-8 of Tech/Ops Sevcon, Inc. for its 1998 Director Stock Option Plan of our report dated November 10, 1997 on our audit of the consolidated financial statements and financial statement schedules of Tech/Ops Sevcon, Inc. as of September 30, 1996 and 1997 and for each of the three years in the period ended September 30, 1997, which report is included in Tech/Ops Sevcon, Inc.'s 1997 Annual Report on Form 10-K.


                                   /s/ Arthur Andersen LLP


Boston, Massachusetts
August 11, 1998
                                    9